UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2007

SOLAR POWER, INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20-1470649 (I.R.S. Employer Identification No.)

4080 Cavitt Stallman Road, Suite 100

Granite Bay, Californian 95746

(Address and telephone number of principal executive offices) (Zip Code)

(916) 789-0833

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1-Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2007, Solar Power, Inc., a California corporation (the “Company,” “we,” “us,” or “our”) entered into a Deposit Receipt and Real Estate Purchase Contract (the “Agreement”) to purchase real property located at 1115 Orlando Avenue in the city of Roseville, California (the “Property”) from GSJ Company, LLC, a California limited liability company (“Seller”).

The Property consists of an approximately 19,054 square foot office building situated on approximately 2.45 acres. Pursuant to the Agreement, we made an initial deposit of $25,000 toward a total purchase price of $4,725,000. Upon execution of the Agreement, the title company established an escrow with instructions consistent with the terms of the Agreement (the “Escrow”), which provides for a closing on or before 15 days from the expiration of an investigation period (“Investigation Period”). The Investigation Period provides that we have 30 days commencing on the date that Seller furnishes certain documents, to investigate the Property, including its value, zoning, unrecorded encumbrances, income and expenses relating to the Property, environmental, entitlement and building matters affecting the Property, and its condition. Prior to the expiration of the Investigation Period, if we are dissatisfied with any of the above-referenced matters in connection with the Property, we may cancel the Agreement, and our initial deposit will be refunded. If we do not give notice of our intent to cancel the Agreement within 2 days of the expiration of the Investigation Period, we will then make an additional deposit of $75,000.

Pursuant to the terms of the Agreement, all bonds and assessments that are a lien as of the date of execution of the Agreement, will be assumed by us. All bonds and assessments that become a lien after the date of execution will be assumed by us at our sole option; if we elect not to assume such bonds and assessments becoming a lien at such time, then the Seller may either pay them in full or the Agreement will terminate with all deposits being returned. CB Richard Ellis, Inc. is acting as broker in connection with the purchase of the Property and will be receiving 4% of the total purchase price as a commission for their services, of which 1% will go to John E. Hartman as a referral fee. The Agreement further provides that if this transaction is not consummated due to our default, the Seller is entitled to retain all deposits that have actually been made by us, as liquidated damages. In addition, the Agreement provides for a leaseback to the Seller, who is currently occupying the Property, allowing for the extension of the Seller’s current occupancy for approximately one week following the close of Escrow. Pursuant to the terms of an Addendum to the Agreement, the Property is being sold “as is,” except for certain customary representations and warranties made by the Seller. Further, after the close of Escrow, we agree to a general release of all claims against the Seller made in relation to the Agreement or the Property.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: April 23, 2007	/s/ Alan M. Lefko
Alan M. Lefko
Vice President of Finance and Secretary

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